UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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T3 MOTION, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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T3 MOTION, INC.
2990 Airway Avenue, Suite A
Costa Mesa, California 92626
June 8, 2010
Dear Stockholders:
You are cordially invited to attend the annual meeting of stockholders of T3 Motion, Inc. (the “Company”) to be held at the Company’s headquarters located at 2990 Airway Avenue, Suite A, Costa Mesa, California 92626 on June 30, 2010 at 3 p.m. (local time).
At the meeting, stockholders will be asked to vote on the re-election of five directors, the ratification of the appointment of KMJ Corbin & Company as our independent registered public accounting firm for the 2010 fiscal year, the 2010 Stock Option/Stock Issuance Plan and a reverse stock split determined at the discretion of the Board of Directors.
The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.
Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.
Thank you for your continued support of T3 Motion, Inc.

Sincerely,
/s/ Ki Nam
Ki Nam
Chairman of the Board and Chief Executive Officer

T3 MOTION, INC.
2990 Airway Avenue, Suite A
Costa Mesa, California 92626
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 8, 2010
TO THE STOCKHOLDERS OF T3 MOTION, INC.:
The annual meeting of the stockholders of T3 Motion, Inc., a Delaware corporation, (the “Company”), will be held on June 30, 2010, at 3:00 p.m. (local time) at the Company’s headquarters located at 2990 Airway Avenue, Suite A, Costa Mesa, California 92626 for the following purposes:
1.	To re-elect five directors to serve until the 2011 annual meeting of stockholders.

2.	To ratify the appointment of KMJ Corbin & Company as the Company’s independent registered public accounting firm for the 2010 fiscal year.

3.	To authorize and approve the 2010 Stock Option/Stock Issuance Plan.

4.	To authorize the Company to effect a reverse stock split of the Company’s common stock at a ratio to be later determined by the Board of Directors of at least 1-for-2 but no greater than 1-for-10 and only effected in connection with an intent to list the Common Stock on a larger stock exchange such as Nasdaq or NYSE Amex; and

5.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on June 18, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date, and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Your proxy card or broker may also provide instructions on voting electronically. Returning the enclosed proxy card (or voting electronically) will not affect your right to vote in person if you attend the meeting.
By Order of the Board of Directors
Ki Nam
Chairman of the Board and Chief Executive Officer
Costa Mesa, California

T3 MOTION, INC.
2990 Airway Avenue, Suite A
Costa Mesa, California 92626
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 30, 2010
June 8, 2010
GENERAL
The enclosed proxy is solicited on behalf of the Board of Directors of T3 Motion, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on June 30, 2010, at 3:00 p.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company’s headquarters located at 2990 Airway Avenue, Suite A, Costa Mesa, California 92626. The Company intends to mail this proxy statement and accompanying proxy card on or about June 18, 2010 to all stockholders entitled to vote at the annual meeting.
ABOUT THE MEETING
Why did I receive this proxy statement?
You received this proxy statement because you held shares of the Company’s common stock on June 18, 2010 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.
What am I voting on?
You are being asked to vote on three items:
1.	The election of five directors (see page 4).

2.	The ratification of KMJ Corbin & Company as the Company’s independent registered public accounting firm for the 2010 fiscal year (see page 5).

3.	To authorize and approve the 2010 Stock Option/Stock Issuance Plan.

4.	To authorize the Company to effect a reverse stock split of the Company’s common stock at a ratio to be later determined by the Board of Directors of at least 1-for-2 but no greater than 1-for-10 and only effected in connection with an intent to list the Common Stock on a larger stock exchange such as Nasdaq or NYSE Amex; and.
How do I vote?
Stockholders of Record
If you are a stockholder of record, there are three ways to vote:
1.	By completing and returning your proxy card in the postage-paid envelope provided by the Company;

2.	By following the instructions for electronic voting using the Internet or telephone, which are printed on your proxy card; or

3.	By voting in person at the meeting.

Street Name Holders
Shares that are held in a brokerage account in the name of the broker are said to be held in “street name.”
If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.
Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote in the following manner:
1.	FOR each of the persons nominated by the Board of Directors to serve as directors.

2.	FOR the ratification of the appointment of KMJ Corbin & Company as the Company’s independent registered public accounting firm for the 2010 fiscal year.

3.	FOR the authorization and approval of the 2010 Stock Option/Stock Issuance Plan.

4.	FOR the reverse stock split of the Company’s common stock at a ratio to be later determined by the Board of Directors of at least 1-for-2 but no greater than 1-for-10 and only effected in connection with an intent to list the Common Stock on a larger stock exchange such as Nasdaq or NYSE Amex.
Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.
Will any other matters be voted on?
We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Ki Nam and Kelly Anderson to vote on such matters in their discretion.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.
How many votes do I have?
For holders of common stock, you will have one vote for each share of the Company’s common stock that you owned on the Record Date. For holders of preferred stock, you will have no votes for each share of preferred stock. Each share of preferred stock is convertible into two shares of common stock. However, shareholders may only vote the shares of common stock they held as of the Record Date. Conversion of preferred stock into common stock after the Record Date will not result in additional votes.
How many votes can be cast by all stockholders?
The Company had 48,539,010 outstanding shares of common stock on the Record Date, and each of these shares is entitled to one vote. The Company had 11,503,000 outstanding shares of preferred stock on the Record Date, however, shares of preferred stock are not entitled to any voting interest.

How many votes must be present to hold the meeting?
The holders of a majority of the Company’s voting securities outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 24,269,990 votes must be present in person or by proxy.
If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.
What vote is required to approve each proposal?
The five nominees for directors who receive the most votes will be elected.
The required vote to approve the ratification of the appointment of KMJ Corbin & Company as the Company’s independent registered public accounting firm for the 2010 fiscal year is the affirmative vote of a majority of the votes cast, excluding abstentions.
The required vote to approve the 2010 Stock Option / Stock Issuance Plan is the affirmative vote of a majority of the votes cast, excluding abstentions.
The required vote to approve the reverse stock split to be later determined by the Board is the affirmative vote of a majority of the votes cast, excluding abstentions.
An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.
If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.
Can I change my vote?
Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a stockholder of record, sending written notice of revocation to the Company’s Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.
Who can attend the annual meeting?
Any person who was a stockholder of the Company on June 18, 2010 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy.
What happens if I sign and return the proxy card but do not indicate how to vote on an issue?
If you return a proxy card without indicating your vote, your shares will be voted as follows:
•	FOR each of the nominees for director named in this proxy statement; and

•	FOR ratification of the appointment of KMJ Corbin & Company as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

•	FOR the authorization and approval of the 2010 Stock Option/Stock Issuance Plan.

•	FOR the reverse stock split of the Company’s common stock at a ratio to be later determined by the Board of Directors of at least 1-for-2 but no greater than 1-for-10 and only effected in connection with an intent to list the Common Stock on a larger stock exchange such as Nasdaq or NYSE Amex.

PROPOSAL 1 — ELECTION OF DIRECTORS
Under the Company’s bylaws, the number of directors of the Company is fixed by the Board of Directors. Currently, the Board has fixed the number of directors at five persons. Five directors are to be elected to our Board of Directors at the annual meeting. The Board’s Nominating Committee recommends that Ki Nam, David Snowden, Steven Healy, Mary Schott, and Robert Thomson to serve as directors. All of the nominees currently serve on our Board of Directors.
Nominees for Director
          Ki Nam, Chairman of the Board and Chief Executive Officer, has extensive experience as an entrepreneur developing high technology products. Mr. Nam has served as Chief Executive Officer of T3 Motion since March 16, 2006. Mr. Nam founded Paradigm Wireless Company in 1999, a supplier of quality wireless equipment to the telecom industry, and Aircept founded in 2000, a leading developer, manufacturer, and service provider in the Global Positioning System (GPS) marketplace. In 2001, Mr. Nam founded Evolutionary Electric Vehicles (EEV) to provide high performance motor-controller packages to the emerging hybrid and electric vehicle market. Prior to founding his own companies, Mr. Nam worked at Powerwave Technologies, Inc. (Nasdaq: PWAV), where he helped guide the company to number five in Business Week’s list of Hot Growth Companies in 2000.
          David Snowden, Director, has over 40 years of professional experience including holding positions as Chief of Police for Beverly Hills (current), Costa Mesa (1986-2003), and Baldwin Park (1980-1986). Chief Snowden has held numerous Presidential positions including Police Chief’s Department of the League of Cities (1993), Orange County Chief’s and Sheriff’s Association (1990) and was Chairman of the Airbourne Law Enforcement (ABLE). Chief Snowden was inducted to the Costa Mesa Hall of Fame in 2003 and was voted top 103 most influential persons on the Orange Coast for 12 years running.
          Steven Healy, Director, has been the Director of Public Safety at Princeton University since 2003, and was the President of the International Association of Campus Law Enforcement Administrators (IACLEA) until June 2007. He has served as a member of the IACLEA Government Relations Committee for the past 10 years and is active with issues regarding the Clery Act. Chief Healy testified before the U.S. Senate Committee on Homeland Security and Governmental Affairs on the topic of “Security on America’s College Campuses” in April 2007. He also appeared before the U.S. House of Representatives Committee on Education and Labor on the topic of “Best Practices for Making College Campuses Safe” on May 15, 2007. Chief Healy was recently appointed by the governor of New Jersey to serve on the state’s Campus Security Task Force. Prior to his position at Princeton University, Mr. Healy was the Chief of Police at Wellesley College in Wellesley, MA. He also served as Director of Operations at the Department of Public Safety at Syracuse University. During his tenure at Wellesley College, Chief Healy was the IACLEA North Atlantic Regional Director and President of the Massachusetts Association of Campus Law Enforcement Administrators.
          Mary S. Schott, Director, was appointed to the Board in January 2009. Currently, Ms. Schott serves as the Chief Financial Officer of the San Manuel Band of Serrano Mission Indians since 2007. From 2004 to 2007, she served as Vice President and Chief Accounting Officer of First American Title Insurance Company. Ms. Schott received her bachelor’s degree from California State Polytechnic University and holds an MBA from the Claremont Graduate University. Ms. Schott is also a certified public accountant in Arizona.
          Robert Thomson, Director, was appointed to the Board in February 2010. Mr. Thomson has been a Director at Vision Capital Advisors, LLC since 2007, a New York based private equity manager, where he oversees the firm’s growth equity investments in consumer retail, industrials, and homeland defense and security companies. At Vision, Mr. Thomson manages investment opportunities for the fund and works closely with its portfolio companies in executing their growth plans. He currently sits on the Board of Directors for Juma Technology Corp. (OTCBB: JUMT), a publicly traded converged network integrator and software developer, and Microblend Technologies, Inc., a private company that develops automatic paint creation systems for retailers. From 2005 to 2007, Mr. Thomson was the Managing Director of The Arkin Group, LLC in charge of operations, financial management and growth strategies for this international business intelligence firm. Mr. Thomson has an MBA from the Harvard Business School and a BA from Haverford College. He has studied Chinese language and history at Nankai University in China and Tunghai University in Taiwan. Mr. Thomson is also a term member at the Council on Foreign Relations.

The Board recommends a vote “FOR” each nominee.
PROPOSAL 2 — RATIFICATION OF INDEPENDENT ACCOUNTANTS
The Board’s Audit Committee recommends KMJ Corbin & Company (“KMJ Corbin”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010. KMJ Corbin was the Company’s independent registered public accountants for the fiscal year ending December 31, 2009. The Board requests that stockholders ratify its selection of KMJ Corbin as the independent auditor for the fiscal year ending December 31, 2010. If the stockholders do not ratify the selection of KMJ Corbin, the Board of Directors will select another firm of accountants.
The Board recommends a vote “FOR” the ratification of the appointment of KMJ Corbin & Company as the Company’s independent registered public accounting firm.
Principal Accountant Fees and Services
KMJ Corbin served as our independent registered public accounting firm for our fiscal years ending December 31, 2009 and 2008. The following table shows the fees that were billed for audit and other services provided by this firm during the fiscal years indicated:

	Years Ended December 31
	2009	2008

Audit Fees	$171,270	$221,180
Audit Related Fees	—
Tax Fees	3,525	2,800
All Other Fees	—

Total	$174,795	$223,980

(1)	Audit Fees — This category includes the audit of our annual financial statements and registration statement filed on Form S-1, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years.

(2)	Audit-Related Fees — This category consists of fees reasonably related to the performance of the audit or review of our financial statements that are not reported as “Audit Fees.”

(3)	Tax Fees — This category consists of tax compliance, tax advice and tax planning work.

(4)	All Other Fees — This category consists of fees for other miscellaneous items.
Pre-Approval Policies and Procedures of the Audit Committee
     The audit committee has adopted policies and practices relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
     From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is subject to a maximum dollar amount.
PROPOSAL 3: APPROVAL OF NEW STOCK OPTION/STOCK ISSUANCE PLAN
On January 28, 2010, the Board of Directors adopted the 2010 Stock Option/Stock Issuance Plan (the “2010 Plan”) as a method for the Company to compensate key employees, advisors and consultants by issuing them options to purchase shares of its capital stock, or shares of capital stock in exchange for services rendered and to be rendered and thereby conserve the company’s cash resources. The Board of Directors reserved six million five hundred thousand (6,500,000) shares of its $.001 par value common stock for issuance under the 2010 Plan.

Administration and Eligibility
The 2010 Plan is administered by the Board of Directors. However, the Board may delegate such authority to a committee (“Committee”) appointed by the Board. Employees, directors, officers, consultants, advisors and other persons associated with the Company are eligible to receive stock options or restricted stock (together, “Securities”) under the 2010 Plan. The Committee determines, among other things, who is eligible to receive Securities, the number of shares subject to an option, the time at which Securities are granted, the duration of an option or vesting schedule and the exercise price of an option. The Committee has the right to adopt or rescind rules for the administration of the 2010 Plan, correct defects and omissions in, reconcile inconsistencies, and construe the 2010 Plan. The Committee may only grant stock options or restricted stock to a stockholder pursuant to a written agreement between the stockholder and the Company, which includes such terms and conditions as required by the Committee.
Amendment and Termination
The Board may at any time, and from time to time, suspend or terminate the 2010 Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the company. All grants must be within ten years from the date the 2010 Plan is approved or adopted by the stockholders.
Option Exercise
The exercise price per share shall be fixed by the Committee. The exercise price per share shall not be less than 85% of the fair market value per share of Common Stock on the option grant date. If the optionee is a shareholder holding 10% or more of the outstanding common stock, then the exercise price per share shall not be less than 110% of the fair market value per share of Common Stock on the option grant date. Payment of the option price on exercise of stock options may be made in cash, shares of common stock of the company, waiver of compensation for services rendered or a combination of both, as determined by the Committee.
Stock Issuance
The issuance price per share shall be fixed by the Committee. The issuance price per share shall not be less than 85% of the fair market value per share of Common Stock on the grant date. If the optionee is a shareholder holding 10% or more of the outstanding common stock, then the issuance price per share shall not be less than 110% of the fair market value per share of Common Stock on the grant date. Payment of the stock can be made in cash or waiver of compensation for services as determined by the Committee. The stock may be vested or unvested on the date of issuance. Any unvested stock may be subject to continued employment, performance targets or a combination of both. Upon termination of service or failure to meet performance targets, any unvested stock subject to repurchase for the cash amount originally paid by the holder.
Federal Tax Consequences
The following is a summary of the Federal income taxation treatment applicable to us and the Participants who receive stock options or stock grants (“Stock Incentives”) under the 2010 Plan. This brief summary does not purport to be complete, and does not discuss the tax consequences of a recipient’s death or the income tax laws of any state or foreign country in which the recipient may reside.
Options. Options granted under the discretionary grant program may be either “incentive stock options” which satisfy the requirements of Code Section 422 or “non-qualified stock options” which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
          Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
          Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

          If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
Non-Qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
Stock Awards (unrestricted). The recipient of an unrestricted stock award will recognize ordinary income in the year in which the shares subject to an unrestricted stock award are issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Restricted Stock Awards. The recipient of unvested shares of Common Stock issued under the 2010 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Internal Revenue Code Section 83(b) to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.
Changes in Capitalization.
The number of shares subject to stock options which may be granted under the 2010 Plan shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of our common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, stock split or a similar event, except that the optionee of such stock options shall have the right to purchase such common shares as may be issued in exchange for the common shares purchasable on the exercise of such stock option had such consolidation or change in capitalization not taken place. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.
Change of Control, Merger or Consolidation.
Any of the following events that may occur with respect to the Company will be considered a “Change of Control”: (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (b) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation..
The Plan and each option outstanding under the Plan at the time of a Change of Control shall terminate and cease to be outstanding. However, the outstanding options shall not terminate and cease to be outstanding if and to the extent such options are assumed by the successor corporation (or parent thereof) in the Change of Control.
Each option which is assumed in connection with a Change of Control shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change of Control, had the option been exercised immediately prior to such Change of Control. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change of Control and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.
The Committee shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for acceleration of vesting of the options or shares of Common Stock upon the occurrence of a Change of Control. The Committee shall have the authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the optionee’s service terminate by reason of an involuntary termination within a period designated by the Committee following the effective date of any Change of Control in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any such option shall remain exercisable for the fully-vested option shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination, or for such other period of time as the Committee may designate. In addition, the Committee may provide that one or more of the outstanding repurchase rights with respect to shares held by the Optionee at the time of such involuntary termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest.
Plan Termination
The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in connection with a Change of Control.
Incorporation by Reference.
The foregoing is only a summary of the 2010 Plan and is qualified in its entirety by reference to its full text, as amended, a copy of which is attached hereto as Appendix A.
Plan Benefits
We are unable to predict the amount of benefits that will be received by or allocated to any particular recipient under the 2010 Plan. No options have been received or allocated under the 2010 Plan during the fiscal year ended December 31, 2009 by any consultant employee, officer or director.
Registration of Shares Underlying the 2010 Plan
The Company plans to register all shares underlying the 2010 Plan on a registration statement under Form S-8.
Stock Incentives Granted to Directors and Named Officers
No Stock Incentives under the 2010 Plan have been granted to directors and named officers of the Company at this time.
The Board of Directors recommends a vote FOR adoption of the 2010 Plan.
Proposal 4 Reverse Stock Split
               Management has proposed that the stockholders approve an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio to be determined by the Board within twelve months from the date of the written consent. Upon approval of this proposal, the Board will have the sole discretion to elect, as it determines to be in our best interests, whether or not to effect the reverse stock split and, if so, the specific ratio to be used, and the exact timing of the reverse stock split. Upon implementation of the reverse stock split, a number of shares of outstanding Common Stock, ranging from 2 to 10 shares, will be automatically converted into one share of Common Stock.
          The Board believes that a Reverse Stock Split is an effective means of increasing the per-share market price of our common stock in order to achieve the minimum per share stock price necessary to qualify for listing on stock exchanges more well-recognized than the OTC Bulletin Board, such as the Nasdaq Capital Market or the American Stock Exchange.
          The Board will only effect the reverse stock split in connection with an application to list the Common Stock on such other stock exchanges. It will not effect a reverse stock split for any other purpose.
               In deciding whether to implement the reverse stock split and the ratio to be used, the Board will consider, among other things, (i) the market price of our Common Stock at such time, (ii) the number of shares that will be outstanding after the split, (iii) the stockholders’ equity at such time, (iv) the shares of Common Stock available for issuance in the future, and (v) the nature of our operations. The reverse stock split would only become effective upon filing a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”). The form of Certificate of Amendment to effect the reverse stock split is attached to this Proxy Statement as Exhibit B and the following discussion is qualified in its entirety by the full text of the Certificate of Amendment.
The Board recommends a vote “FOR” the reverse stock split proposal.
PURPOSES OF THE REVERSE STOCK SPLIT
                    Reverse stock split generally cause the stock price per share to rise because there are less outstanding common shares that represent the entire equity of the Company. An increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The Board believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Board also believes that a Reverse Stock Split is an effective means of increasing the per-share market price of our common stock in order to achieve the minimum per share stock price necessary to qualify for listing on better recognized stock exchanges, such as the Nasdaq Capital Market or the American Stock Exchange.
          The Board believes that stockholder approval of a range of exchange ratios (rather than a fixed exchange ratio) provides us with the flexibility to achieve the desired results of the reverse stock split. The Board would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in our best interests following stockholder approval after the distribution of this Proxy Statement to Company stockholders at the Annual Meeting. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range set forth herein. No further action on the part of stockholders is required to either implement or abandon the reverse stock split. If the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects. If the Board does not implement the reverse stock split within 12 months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.
POTENTIAL RISKS OF THE REVERSE STOCK SPLIT
          If the Board were to effect a reverse stock split, there can be no assurance that the Common Stock will be listed on more well-recognized stock exchanges. Further, regardless of which stock market the stock is trading, there is no assurance that the trading price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. For example, based on the closing price on the OTC Bulletin Board of our Common Stock on June 4, 2010 of $0.51 per share, if the Board decided to implement a reverse stock split at a ratio of 1-for-10, there can be no assurance that the post-split market price of our Common Stock would be $5.10 or greater on any exchange. Accordingly, the total market capitalization of our Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.
          Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

PRINCIPAL EFFECTS OF A REVERSE STOCK SPLIT
          Common Stock
          After the effective date of any reverse stock split, each stockholder will own fewer shares of our Common Stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the reverse stock split other than as a result of the payment of cash in lieu of fractional shares. Further, the number of stockholders of record will not be affected by the reverse stock split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the reverse stock split, as discussed below.
          A reverse stock split is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares. A reverse stock split would not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase.
          These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes, other than in connection with our currently contemplated underwritten public offering.
          This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance if a reverse stock split is effected could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.
          Options and Warrants
          In addition, all outstanding options and warrants to purchase shares of our Common Stock would be adjusted as a result of any reverse stock split, as required by the terms of those securities. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.
          Fractional Shares
          No fractional shares of our Common Stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio will have such fractional share rounded up to the nearest whole share.
          Implementation and Exchange of Stock Certificates
          If our Board decides to effectuate a reverse stock split, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State. The reverse stock split will become effective at the time specified in the amendment, which we expect to be the next business day after the filing of the amendment, and which we refer to as the effective date.
          As of the effective date of the reverse stock split, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

          Our transfer agent, Securities Transfer Corporation, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.
NO APPRAISAL RIGHTS
          In connection with the approval of the reverse stock split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Delaware law or our Certificate of Incorporation or bylaws.
TAX CONSEQUENCES
          The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the reverse stock split. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
          No gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.
          We should not recognize any gain or loss as a result of the reverse stock split.
THE BOARD OF DIRECTORS AND ITS COMMITTEES
Our Board of Directors currently consists of five members. Our bylaws provide that our directors will hold office until their successors have been elected and qualified or until they resign or they are removed. Our Board of Directors is responsible for the business and affairs of the Company and considers various matters that require its approval.
There are three committees of the Board of Directors — the Audit Committee, the Compensation Committee, and the Nominating Committee. Each of the three committees was formed on January 16, 2009, and charters for the three committees were also adopted on that date. The charters can be found in our Annual report filed on March 31, 2010.
During the fiscal year ended December 31, 2009, the Board met and/or took action by unanimous written consent three times.
Attendance of Directors at Stockholder Meetings
Directors are expected to attend the annual meeting of stockholders. All of the Company’s directors will be attending the 2009 annual stockholder meeting.

Audit Committee
     The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee assists Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in the Company’s annual proxy statement. Our Board of Directors approved the charter for an audit committee of the Board on January 16, 2009, and formed such committee on February 20, 2009. The members of our audit committee are Mary S. Schott (chairperson) and David Snowden. The Board of Directors has determined that Ms. Schott is an “audit committee financial expert” as defined by SEC rules, and she is an independent member of the Board as defined by the SEC and the Nasdaq Capital Market. The Audit Committee held four meetings in 2009 and each committee member was in attendance for all meetings.
Compensation Committee
The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other policies, and for providing assistance and recommendations with respect to the compensation policies and practices of the Company. The current members of the Compensation Committee are Mr. Healy and Ms. Schott. The Compensation Committee was formed on January 16, 2009.
The Compensation Committee is responsible to:
•	On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer’s performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation.

•	On an annual basis, review and approve (i) the evaluation process and compensation structure for the Company’s other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company executive officers, and (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) review the compensation structure for the Board of Directors.

•	As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

•	Assist the Board in developing and evaluating potential candidates for senior officer positions, including Chief Executive Officer, and oversee the development of executive succession plans.

•	Review an annual report on executive compensation for inclusion in the Company’s proxy statement, if such report is required.
Nominating Committee
The Nominating Committee identifies and evaluates candidates for election to the Company’s Board of Directors. The current members of the Nominating Committee are Mr. Snowden and Mr. Healy. The Nominating Committee was formed on January 16, 2009 and met one times in 2009.
The Nominating Committee recommends candidates for director who, in the view of the Nominating Committee and based on all available information and relevant considerations, are most suited for membership on the Board. The process for identifying and evaluating nominees for director is as follows:
•	The Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

•	The Committee will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the Committee will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee; (ii) review the assessments of the performance of the director during the preceding term; and (iii) determine whether there exists any special, countervailing considerations against re-nomination of the director.

•	If the Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-election.

•	The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director or a decision of the directors to expand the size of the Board.

•	The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

•	As to each recommended candidate that the Committee believes merits consideration, the Committee will (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; (ii) determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director; (iii) determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board; (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

•	In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.
In making its selection, the Nominating Committee will consider director candidates recommended by stockholders. In addition to the criteria for evaluation of other candidates to the Board (as listed above), the Nominating Committee may consider the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.
Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder, including such information as name, address, occupation, and shares held. For further details on submitting stockholder proposals for director candidates, see “Stockholder Proposals” below.
Stockholder Communications with Non-Management Members of the Board
The Company’s Board of Directors has not adopted a formal process for stockholders to send communications to the independent members of the Board. Stockholders may, however, communicate with the non-management members of the Board by sending correspondence addressed to a non-management member to T3 Motion, Inc., 2990 Airway Avenue, Suite A, Costa Mesa, CA 92626.
Executive Compensation
Compensation Discussion and Analysis
     The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified under the “Executive Compensation — Summary Compensation Table” (the “Named Executive Officers”). As more fully described below, the Compensation Committee of our Board (the “Compensation Committee”) reviews and makes all decisions for our executive compensation program, including: establishing salaries and reviewing benefit programs for the Chief Executive Officer (“CEO”) and each of our other Named Executive Officers; reviewing, approving, recommending and administering our annual incentive compensation and stock option plans for employees and other compensation plans; and advising our Board of Directors and making recommendations with respect to plans that require Board approval. Additionally, the Compensation Committee reviews and coordinates annually with the Nominating/Corporate Governance Committee of our Board of Directors with respect to the compensation of our directors.
Compensation Committee
Committee Members and Independence
     Our Board of Directors approved the charter for a Compensation Committee of the Board on January 16, 2009, and formed such committee on February 20, 2009. The members of our Compensation Committee are Mary S. Schott (chairperson) and Steven Healy, both of whom are independent members of the Board as defined by the SEC and the Nasdaq Capital Market.
Role of the Compensation Committee in Establishing Compensation
     The Compensation Committee establishes and maintains our executive compensation program through internal evaluations of performance, consultation with various executive compensation consultants and analysis of compensation practices in industries where we compete for experienced senior management. The Compensation Committee reviews our compensation programs and philosophy regularly, particularly in connection with its evaluation and approval of changes in the compensation structure for a given year. Since the Compensation Committee was not formed until after 2008, items were approved by written consent of the entire Board during 2008 regarding Board matters.
Executive Compensation Program
     Our executive compensation program is designed to attract, retain, incentivize and reward talented senior management who can contribute to our growth and success and thereby build value for our stockholders over the long-term. We believe that an effective executive compensation program is critical to our long-term success. By having an executive compensation program that is competitive with the marketplace and focused on driving sustained superior performance, we believe we can align the interests of our executive officers with the interests of shareholders and reward our executive officers for successfully improving shareholder returns. We have developed compensation programs with the following objectives:
•	attract and retain talented senior management to ensure our future success; and

•	structure a compensation program that appropriately rewards our executive officers for their skills and contributions to our company based on competitive market practice.
     The elements of our executive compensation program are as follows:
•	Base salary;

•	Annual incentive compensation (discretionary bonuses);

•	Equity-based awards;

•	Perquisites; and

•	Other benefits.
     Base Salary. Base salaries provide a fixed form of compensation designed to reward our executive officer’s core competence in his or her role. The Compensation Committee determines base salaries by taking into consideration such factors as competitive industry salaries; the nature of the position; the contribution and experience of the officers; and the length of service. The CEO makes salary recommendations for executive officers other than him and reviews such recommendations with the Compensation Committee.

     Annual Incentive Compensation. Discretionary annual incentive compensation is provided to incentivize our executive officers, in any particular year, to pursue particular objectives that the Compensation Committee believes are consistent with the overall goals and long-term strategic direction that the our Board has set for the Company.
     Equity Compensation. On May 15, 2007, the Board of Directors adopted the 2007 Stock Incentive Plan (the “2007 Plan”) effective August 15, 2007. The purpose of the 2007 Plan was to promote the interests of us and our shareholders by enabling selected key employees to participate in our long-term growth by receiving the opportunity to acquire shares of our common stock and to provide for additional compensation based on appreciation in our common stock. The 2007 Plan provides for the grant of stock options to key employees, directors and consultants, including the executive officers who provide services to the Company or any of its parents or subsidiaries. Under the 2007 Plan, stock options will vest over a specified period of time (typically four years) contingent solely upon the awardees’ continued employment with us. The 2007 Plan includes certain forfeiture provisions upon an awardees’ separation from service with us. The Compensation Committee determines whether to grant options and the exercise price of the options granted.
     The Committee has broad discretion in determining the terms, restrictions and conditions of each award granted under the 2007 Plan and no option may be exercisable after ten years from the date of grant. All option awards granted under the 2007 Plan will have an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the 2007 Plan to be the closing market price of a share of our common stock on the date of grant or if no market price is available, the amount as determined by the Board of Directors subject to confirmation by an outside appraiser. The Compensation Committee retains the discretion to make awards at any time in connection with the initial hiring of a new employee, for retention purposes, or otherwise. We do not have any program, plan or practice to time annual or ad hoc grants of stock options or other equity-based awards in coordination with the release of material non-public information or otherwise. Any or all administrative functions may be delegated by the Board to a committee of the Board. The 2007 Plan provides that in the event of a merger of the Company with or into another corporation or of a “change in control” of the Company, including the sale of all or substantially all of our assets, and certain other events, the Board of Directors may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award and accelerate the vesting of options.
     The 2007 Plan will terminate on the earlier of (i) May 15, 2017, (ii) the date on which all 7,450,000 shares available for issuance under the 2007 Plan is issued, or (iii) the termination of all outstanding options in connection with a merger with or into another corporation or a “change in control” of the Company.
     The Board of Directors may generally amend or terminate the 2007 Plan as determined to be advisable. No such amendment or modification, however, may adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the 2007 Plan unless the optionee or the participant consents to such amendment or modification. Also, certain amendments may require shareholder approval pursuant to applicable laws and regulations.
     The above-referenced stock option grants were issued without registration in reliance upon the exemption afforded by Section 4(2) and Rule 701 of the Act based on certain representations made to us by the recipients.
     The 2007 Plan may be amended or terminated by the Board, at any time. However, an amendment that would impair the rights of a recipient of any outstanding award will not be valid with respect to such award without the recipient’s consent. A total of 7,450,000 shares of our common stock are authorized for issuance under the 2007 Plan. As of December 31, 2009, there were 6,033,188 options outstanding under the 2007 Plan.
     Perquisites. We provide perquisites to our executive officers that we believe are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management. Perquisites include automobile allowances.
     Other Benefits. Other benefits to the executive officers include a 401(k) plan. We maintain a 401(k) plan for our employees, including our named executive officers, because we wish to encourage our employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. We do not offer employer matching with our 401(k) plan.
Executive Compensation
     The following summary compensation table indicates the cash and non-cash compensation earned during the years ended December 31, 2009, 2008 and 2007 by our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.
Executive Compensation — Summary Compensation Table:

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	($)

Ki Nam,	2009	$150,000	—	—	—	—	150,000
Chief Executive Officer	2008	$150,000	—	—	—	—	150,000
and Chairman(3)	2007	—	—	—	990,000	37,000	1,027,000
Kelly J. Anderson,	2009	$175,000	—		—	—	175,000
Executive Vice President,	2008	$131,923	—	—	452,000	—	583,923
Chief Financial Officer(4)
Jason Kim(5)	2009	$170,000	—	—	—	—	170,000
Chief Operations Officer	2008	$166,076	—	—	—	—	166,076
	2007	$156,025	—	—	980,000	—	1,136,025

(1)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2009, 2008 and 2007 with respect to stock options granted, as determined pursuant to the accounting standard. The option awards fair values ranged from $0.98 to $0.99 for 2007 and from $0.96 to $1.30 for 2008. There were no grant awards during 2009.

(2)	Perquisites and other personal benefits are valued at actual amounts paid to each provider of such perquisites and other personal benefits. The compensation earned represents the automobile allowance.

(3)	Prior to January 1, 2008, Mr. Nam did not draw a salary.

(4)	Ms. Anderson was hired on March 17, 2008, and prior to her tenure, Mr. Kim was acting as CFO.

(5)	Mr. Kim resigned from the Company effective January 15, 2010
Employment Agreements
     We have no formal employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.
Plan-Based Awards
     The following table sets forth certain information with respect to grants of plan-based awards made to the Named Executive Officers under our equity incentive plans.

								All Other
								Stock	All Other
								Awards:	Option	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number	Awards:	or Base	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Number of	Price of	Fair Value
		Plan Awards			Plan Awards			of Stock	Securities	Option	of Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	Options (#)	($/Sh)	($/Sh)(2)

Ki Nam	12/10/2007	—	—	—	—	—	—		1,000,000	$0.77	$990,000
Kelly J. Anderson(1)	3/17/2008	—	—	—	—	—	—		200,000	$0.60	$192,000
	11/13/2008								200,000	$1.40	$260,000
Jason Kim(3)	12/10/2007	—	—	—	—	—	—		1,000,000	$0.60	$980,000

(1)	Ms. Anderson commenced employment on March 17, 2008, and prior to her employment, Mr. Kim was the acting CFO.

(2)	The grant date fair value is the value of awards granted in 2009, 2008, and 2007 as determined in accordance with accounting standard, which is recognized for financial reporting purposes.

(3)	Mr. Kim resigned from the Company effective January 15, 2010

     The following table summarizes the amount of our executive officers’ equity-based compensation outstanding at the fiscal year ended December 31, 2009:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:					Number of	Value
			Number of				Market	Unearned	of Unearned
	Number of	Number of	Securities			Number	Value of	Shares,	Shares,
	Securities	Securities	Underlying			of Shares	Shares or	Units	Units
	Underlying	Underlying	Unexercised			or Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unearned	Option	Option	Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)	Options	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	(#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Ki Nam	937,500		62,500	0.77	12/10/2017
Kelly J. Anderson(1)	87,500		112,500	0.6	3/17/2018
	54,167		145,833	1.4	11/13/2018
Jason Kim(2)	854,167		145,833	0.6	12/10/2017

(1)	Ms. Anderson commenced employment on March 17, 2008, and prior to employment, Mr. Kim was the acting CFO.

(2)	Mr. Kim resigned from the Company effective January 15, 2010.
Option Exercises and Stock Vested
     The following table sets forth certain information regarding exercises of stock options and stock vested held by the Named Executive Officers during the year ended December 31, 2009:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Ki Nam	—	$—	—	$—
Kelly J. Anderson(1)	—	—	—	—

(1)	Ms. Anderson commenced employment on March 17, 2008, and prior to her employment, Mr. Kim was the acting CFO.
Director Compensation
     The following table reflects all compensation awarded to, earned by or paid to the directors below for the year ended December 31, 2009. The persons listed below received the following compensation in exchange for their services as members of the Board of Directors of the Company for the year ended December 31, 2009. Ki Nam, our Chief Executive Officer, received no additional compensation as a director of the Company.

Pension
Value and
Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock		Incentive Plan	Compensation	All Other
	Cash	Awards	Options	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(2)	($)	($)	($)	($)

Ki Nam	—	—	(1)	—	—	(1)	—

					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock		Incentive Plan	Compensation	All Other
	Cash	Awards	Options	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(2)	($)	($)	($)	($)

David Snowden	20,000	—	—	—	—	—	—
Steven Healy	20,000	—	—	—	—	—	—
Mary Schott	20,000	—	61,000	—	—	—	81,000
Kelly Anderson (3)
Robert Thomson

(1)	Mr. Nam’ compensation as a director is reflected in the table titled “Summary Compensation Table” above.

(2)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2009, 2008 and 2007 with respect to stock options granted, as determined pursuant to the accounting standard. The option awards fair values were $0.98 and $1.22 for 2007 and 2009, respectively. There were no grant awards during 2008.

(3)	Kelly Anderson resigned as a director and Robert Thomson was appointed as a director in January 2010.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth information as to each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock and Series A Preferred Stock and as to the security and percentage ownership of each executive officer and director of the Company and all officers and directors of the Company as a group as of May 10, 2010.
     We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws.
     Unless otherwise indicated, the address of each beneficial owner listed below is 2990 Airway Ave., Suite A., Costa Mesa, California 92626.

				Number of	Percentage of
	Number of	Percent of		Shares of	Shares of
	Shares of	Shares of		Series A	Series A
	Common Stock	Common Stock		Preferred Stock	Preferred Stock
	Beneficially	Beneficially		Beneficially	Beneficially
Name of Beneficial Owner and Address	Owned(1)	Owned(1)(2)		Owned	Owned(13)

Executive Officers and/or Directors:
Ki Nam	34,116,631	68.5	%(3)	976,865	—
Kelly Anderson	158,333	*	(4)	—	—
Jason Kim	895,833	2.0	%(5)	—	—
David Snowden	37,500	*	(6)	—	—
Steven Healy	33,333	*	(7)	—	—
Mary S. Schott	—	—		—	—
Robert Thomson	33,105,000	44.8	%(8)	9,370,698	75.9	%(14)
5% Stockholders:
Immersive Media Corp.	2,749,491	6.0	%(9)	—	—
Choon Sun Cho	2,298,851	5.2%		—	—
Vision Opportunity Master Fund, Ltd.	28,401,165	40.5	%(10)	7,451,765	60.4%
Total Force International Limited	8,000,000	15.2	%(11)	—	—
Vision Capital Advantage Fund	4,723,835	9.7	%(15)	1,918,933	15.5%
All Executive Officers and Directors as a Group (7 persons)	35,241,630	69.2	%(12)	10,347,563	83.8%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.

Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	As of May 10, 2010, there were 44,663,462 common shares issued and outstanding.

(3)	This number includes 27,155,230 shares of common stock, 1,953,730 shares of common stock, as converted, and warrants to purchase 2,228,504 shares of common stock held by The Nam Family Trust Dated 02/17/07, Ki Nam and Yeong Hee Nam as Trustees. This number also includes 900,000 shares of common stock held by Justin Nam, who is the son of this stockholder. Further, this number includes 900,000 shares of common stock held by Michelle Nam, who is the daughter of this stockholder. These include 979,167 shares subject to an option to purchase common stock. Thus, the percentage of common stock beneficially owned by Mr. Nam is based on a total of 49,824,863 shares of common stock.

(4)	This number includes options to purchase 158,333 shares of common stock held by Ms. Anderson. Thus, the percentage of common stock beneficially owned by Ms. Anderson is based on a total of 44,821,795 shares of common stock.

(5)	This number includes options to purchase 895,833 shares of common stock held by Mr. Kim. Thus, the percentage of common stock beneficially owned by Mr. Kim is based on a total of 45,559,295 shares of common stock.

(6)	This number includes options to purchase 37,500 shares of common stock held by Mr. Snowden. Thus the percentage of common stock beneficially owned by Mr. Snowden is based on a total of 44,700,962 shares of common stock.

(7)	This number includes options to purchase 33,333 shares of common stock held by Mr. Healy. Thus the percentage of common stock beneficially owned by Mr. Healy is based on a total of 44,696,795 shares of common stock.

(8)	Robert Thomson has been designated by Vision Opportunity Master Fund, Ltd. to our board of directors. The reported securities are owned directly by Vision Opportunity Master Fund, Ltd. (“VOMF”) and its affiliate Vision Capital Advantage Fund, L.P. (VCAF, and together with VOMF, the “Vision Entities”), and Mr. Thomson has no direct interest in these shares. The 33,105,000 shares listed represent the 2,977,635 and 885,969 common shares held by VOMF and VCAF, respectively, as well as (all figures given in the aggregate) (a) the series G Warrants to purchase up to 3,500,000 shares of our common stock, (b) the 10% Convertible Promissory Notes (the “Notes”) currently convertible into 7,000,000 shares of our common stock, (c) the 7,451,765 Series A Convertible Preferred Stock convertible into 14,903,530 shares of our common stock held by VOMF (d) (c) the 1,918,933 Series A Convertible Preferred Stock convertible into 3,837,866 shares of our common stock held by VCAF. The Series G Warrants, the Notes, and the Series A Convertible Preferred Stock owned by the Vision Entities are subject to a beneficial ownership limitation such that the Vision Entities may not convert or exercise such securities to the extent that the conversion or exercise would cause the Vision Entities’ common stock holdings to exceed 4.99% of our total common shares outstanding, provided that this restriction on conversion can be waived at any time by the funds on 61 days’ notice. Mr. Thomson disclaims beneficial ownership of all securities reported herein. Thus, the percentage of common stock beneficially owned by Robert Thomson is based on a total of 73,904,858 shares of common stock. The address for Vision Opportunity Master Fund is 20 West 55th Street, Fifth Floor, New York, New York, 10019.

(9)	This number includes warrants to purchase 897,639 shares of common stock held by Immersive Media Corp. Thus, the percentage of common stock beneficially owned by Immersive Media Corp. is based on a total of 45,561,101 shares of common stock. The address for Immersive Media Corp. is Immersive Media Corp. is 224 — 15th Avenue SW, Calgary, AB T2R 0P7 Canada.

(10)	The reported securities are owned directly by Vision Opportunity Master Fund, Ltd. (“VOMF”) include

2,997,635 common shares, as well as (all figures given in the aggregate) (a) the Series G Warrants to purchase up to 3,500,000 shares of our common stock, (b) the 10% Convertible Promissory Notes (the “Notes”) currently convertible into 7,000,000 shares of our common stock, (c) the 7,451,765 Series A Convertible Preferred Stock convertible into 14,903,530 shares of our common stock. The Series G Warrants, the Notes, and the Series A Convertible Preferred Stock are subject to a beneficial ownership limitation such that VOMF may not convert or exercise such securities to the extent that the conversion or exercise would cause VOMF common stock holdings to exceed 4.99% of our total common shares outstanding, provided that this restriction on conversion can be waived at any time by the funds on 61 days’ notice. These reported securities do not include equity owned by Vision Capital Advantage Fund, L.P. Thus, the percentage of common stock beneficially owned by Vision Opportunity Master Fund is based on a total of 70,066,992 shares of common stock. The address for Vision Opportunity Master Fund is 20 West 55th Street, Fifth Floor, New York, New York, 10019.

(11)	This number includes 4,000,000 shares of common stock, as converted, and warrants to purchase 4,000,000 shares of common stock held by Total Force International Limited. Thus, the percentage of common stock beneficially owned by Total Force International Limited is based on a total of 52,663,462 shares of common stock. The address for Total Force International Limited is Rm 1604 Wst Tower, Shun Tak Center, Hong Kong.

(12)	This number includes 1,953,730 shares of common stock, as converted, warrants to purchase 2,228,504 shares of common stock and options to purchase 2,104,165 shares of common stock held by the executive officers and directors. Thus, the percentage of common stock beneficially owned by the executive officers and directors is based on a total of 50,949,861 shares of common stock.

(13)	As of May 10, 2010, there were 12,347,563 shares of Series A Preferred Stock outstanding.

(14)	The reported shares of Series A Convertible Preferred Stock are owned directly by the Vision Entities; such shares are convertible at any time, at the holders’ election, into 18,741,396 shares of our common stock (the quotient of the liquidation preference amount of $1.00 per share divided by the current conversion price of $0.50 per share times the number of shares of Series A Preferred Stock). The Vision Entities may not acquire shares of common stock upon conversion of the Convertible Preferred Stock to the extent that, upon conversion, the number of shares of common stock beneficially owned by the Vision Entities and its affiliates would exceed 4.99% of the issued and outstanding shares of our common stock; provided, that this restriction on conversion can be waived at any time by the funds on 61 days’ notice. Mr. Thomson disclaims beneficial ownership of all securities reported herein.

(15)	The reported securities are owned directly by Vision Capital Advantage Fund, L.P. (“VCAF”) include, 885,969 common shares, as well as (all figures given in the aggregate) the 1,918,933 Series A Convertible Preferred Stock convertible into 3,837,866 shares of our common stock. The Series A Convertible Preferred Stock are subject to a beneficial ownership limitation such that VCAF may not convert or exercise such securities to the extent that the conversion or exercise would cause VCAF common stock holdings to exceed 4.99% of our total common shares outstanding, provided that this restriction on conversion can be waived at any time by the funds on 61 days’ notice. Thus, the percentage of common stock beneficially owned by VCAF is based on a total of 48,501,328 shares of common stock. The address for VCAF is 20 West 55th Street, Fifth Floor, New York, New York, 10019.
Transactions with Related Parties
     The following reflects the activity of the related party transactions as of the respective periods.
Accounts Receivable
     As of December 31, 2009 and December 31, 2008, the Company has an advance of $28,902 outstanding to Graphion Technology USA LLC, (“Graphion”) that was used for their operating requirements. Graphion was established by the Company’s Chief Executive Officer, Ki Nam, and is under common ownership. The advance is non-interest bearing and receivable upon demand.
     As of December 31, 2009 and 2008, there were outstanding employee receivables of $6,756 and $4,346, respectively which included $5,486 due from Mr. Nam related to rent at our facility as of December 31, 2009.

Prepaid Expenses
     As of December 31, 2009 and 2008, there was $0 and $120,000, respectively of prepaid inventory from Graphion.
Related Party Payables
     The Company purchases batteries and research and development parts from Graphion. During the years ended December 31, 2009, 2008 and 2007 the Company purchased $622,589, $635,749 and $0, respectively, of parts and had an outstanding accounts payable balance of $104,931 and $120,749 at December 31, 2009 and 2008, respectively.
     As of December 31, 2009 and 2008, we had related party payable balances of $0 and $2,034,734, respectively. The 2008 related party payable balance was comprised of $1,536,206 due Albert Lin, CEO of Sooner Capital, principal of Maddog and a Director of Immersive, in addition to $498,528 in advances from Mr. Nam for the Company’s operating requirements.
     On February 20, 2009, the Company entered into a settlement agreement with Mr. Lin whereby Mr. Lin released the Company from its obligations to issue certain securities upon the occurrence of certain events, under the agreement dated December 30, 2007, in exchange for the Company issuing 931,034 shares of common stock at $1.65 per share totaling $1,536,206 for investor relations services performed. The Company recorded the value of the shares in related party payables at December 31, 2008. The Company issued the shares on February 20, 2009.
Intangible Assets
     On March 31, 2008, the Company paid $1,000,000 to Immersive, one of the Company’s shareholders, to purchase a GeoImmersive License Agreement giving the Company the right to resell data in the Immersive mapping database.
     On March 16, 2009, the Company revised the terms of the agreement to revise the start of the two year license to begin upon the completion and approval of the post-production data. The revision includes automatic one-year renewals unless either party cancels within 60 days of the end of the contract. Upon the execution of the revision, the Company ceased amortizing the license and will test annually for impairment until the post-production of the data is complete. At December 31, 2009, management performed its annual review to assess potential impairment and deemed the intangible asset to be fully impaired, as management has decided to allocate the resources required to map the data elsewhere. As a result, the remaining value, of $625,000, was fully amortized as of December 31, 2009.
     As of March 31, 2010, T3 Motion, Inc., a Delaware corporation (the “Registrant”) entered into an Amendment no. 2 to the Promissory Note dated as of December 19, 2008 in the original principal amount of $2,000,000 in favor of Immersive Media Corp (“Lender”).
     During 2009 and 2008, the Company recorded $625,000 and $375,000, respectively, of amortization expense which is included in general and administrative expenses in the Company financial statements.
     On March 31, 2008, the Company paid $1,000,000 to Immersive Media Corporation (“Immersive”), one of the Company’s shareholders, to purchase a GeoImmersive License Agreement giving us the right to resell data in the Immersive mapping database. During 2008, the Company recorded $375,000 of amortization expense.
Notes Payable
Immersive Note
     On December 31, 2007, the Company issued a 12% secured promissory note in the principal amount of $2,000,000 to Immersive, one of the Company’s shareholders, due on December 31, 2008. The note is secured by all of the Company’s assets. On March 31, 2008, the Company repaid $1,000,000 of the note. In addition, the Company granted 697,639 of warrants exercisable at $1.08 per share of common stock. The warrants are immediately exercisable. The Company recorded a debt discount of $485,897 related to the fair value of the warrants, which was calculated using the Black-Scholes Merton option pricing model. The debt discount was amortized to interest expense over the original term of the promissory note. Amortization of the debt discount was $485,897 for the year ended December 31, 2008.

     On December 19, 2008, the Company amended the terms of the note with Immersive to extend the maturity date of the outstanding balance of $1,000,000 from December 31, 2008 to March 31, 2010. In addition, in the event that the Company receives (i) $10,000,000 or more in a private placement financing or (ii) $15,000,000 or more in equity financing at any time after the date of the amendment and prior to March 31, 2010, the note shall become immediately due and payable. Pursuant to the terms of the amended promissory note, during the pendency and prior to the closing of an equity offering, Immersive will have the option to convert the outstanding and unpaid principal and accrued interest into units of the Company’s equity at $1.65 per unit, subject to adjustment.
     In conjunction with the amendment, the Company also agreed to issue contingent warrants for up to 250,000 shares of common stock, $0.001 par value per share, originally at $2.00 per share, for extending the note. When the Company authorizes and issues the preferred stock, the exercise price will be adjusted pursuant to the terms of the warrant agreement. Immersive received a warrant to purchase 50,000 shares since the note was not repaid by March 31, 2009. For every month that the note remains outstanding thereafter, Immersive shall receive an additional warrant for 16,667 shares. As of December 31, 2009, the Company issued 200,000 of these warrants and recorded a debt discount of $141,663 and amortized approximately $99,126 of the discount to interest expense during the year ended December 31, 2009. As a result of the December 2009 equity offering, the exercise price of the warrants was adjusted to $0.70 per share.
     The various amendments of the note resulted in terms that were substantially different from the terms of the original note. As a result, the modification was treated as an extinguishment of debt during the year ended December 31, 2008. There was no gain or loss recognized in connection with the extinguishment.
     In December 2009, the Company issued 2,000,000 shares of its Series A Convertible Preferred Stock in connection with an equity offering. As a result of the December 2009 equity offering, the Company recorded the fair value of the conversion feature of $1,802 as a debt discount and will amortize such amount to interest expense over the remaining term of the promissory note. Amortization of the debt discount was not significant for the period ended December 31, 2009. The Company recorded the corresponding amount as a derivative liability and any change in fair value of the conversion feature will be recorded through earnings at each reporting date. The change in fair value of the conversion feature was not significant for the period ended December 31, 2009.
     On March 31, 2010, Immersive agreed to extend the note to April 30, 2010. As consideration for extending the note, the Company agreed to exchange Immersive’s Class A warrants to purchase up to 697,639 shares of the Company’s common stock at an exercise price of $1.08 per share and its Class D warrants to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $2.00 per share, for Class G Warrants to purchase up to 697,639 and 250,000 shares of the Company’s common stock, respectively, each with an exercise price of $0.70 per share. The Company recorded a debt discount and derivative liability of $1,898 based on the incremental increase in the estimated fair value of the re-pricing of the 250,000 warrants. The Company recorded an additional debt discount and derivative liability in the amount of $216,811 based on the estimated fair value of the 697,639 warrants issued. No amounts were amortized during the three months ended March 31, 2010. The debt discount was amortized in April 2010.
     The note and accrued interest were not repaid in full by April 30, 2010. Per the agreement, the maturity date was extended to March 31, 2011 and the Company will issue Class G Warrants to purchase up to 1,040,000 shares of the Company’s common stock at an exercise price of $0.70 per share. The interest rate compounded annually was amended to 15%. The terms of the Class G Warrants are substantially similar to prior Class G warrants issued by the Company.
     As of December 31, 2009 and 2008, the related party note payable balance, net of discount, due Immersive was $958,735 and $1,000,000, respectively.
Vision Opportunity Master Fund, Ltd. Bridge Financing
     On December 30, 2009, we sold $3,500,000 in debentures and warrants to Vision Opportunity Master Fund, Ltd. (“Vision”) through a private placement pursuant to a Securities Purchase Agreement (the “Purchase Agreement”). We issued to Vision, 10% Secured Convertible Debentures (“Debentures”), with an aggregate principal value of $3,500,000.
     The Debentures accrue interest on the unpaid principal balance at a rate equal to 10% per annum. The maturity date is December 30, 2010. At any time after the 240th calendar day following the issue date, the Debentures are convertible into “units” of Company securities at a conversion price of $1.00 per unit, subject to adjustment. Each “unit” consists of one share of our Series A Convertible Preferred Stock and a warrant to purchase one share of our common stock. We may redeem the Debentures in whole or part at any time after June 30, 2010 for cash in an amount equal to 120% of the principal amount plus accrued and unpaid interest and certain other amounts due in respect of the Debenture. Interest on the Debentures is payable in cash on the maturity date or, if sooner, upon conversion or redemption of the Debentures. In the event of default under the terms of the Debentures, the interest rate increases to 15% per annum.
     The Purchase Agreement provides that during the 18 months following December 30, 2009, if we or our wholly-owned subsidiary, T3 Motion, Ltd., a company incorporated under the laws of the United Kingdom (the “Subsidiary”), issue common stock, common stock equivalents for cash consideration, indebtedness, or a combination of such securities in a subsequent financing (the “Subsequent Financing”), Vision may participate in such Subsequent Financing in up to an amount equal to Vision’s then percentage ownership of our common stock.
     The Purchase Agreement also provides that from December 30, 2009 to the date that the Debentures are no longer outstanding, if the Company effects a Subsequent Financing, Vision may elect, in its sole discretion, to exchange some or all of the Debentures then held by Vision for any securities issued in a Subsequent Financing on a “$1.00 for $1.00” basis (the “Exchange”); provided, however, that the securities issued in a Subsequent Financing will be irrevocably convertible, exercisable, exchangeable, or resettable (or any other similar feature) based on the price equal to the lesser of (i) the conversion price, exercise price, exchange price, or reset price (or such similar price) in such Subsequent Financing and (ii) $1.00 per share of common stock. Vision is obligated to elect the Exchange on a $0.90 per $1.00 basis (not a $1.00 for $1.00 basis) if certain conditions regarding the Subsequent financing and other matters are met.
     Also pursuant to the Purchase Agreement, Vision received Series G Common Stock Purchase Warrants (the “Warrants”). Pursuant to the terms of Warrants, Vision is entitled to purchase up to an aggregate of 3,500,000 shares of our common stock at an exercise price of $0.70 per share, subject to adjustment. The Warrants have a term of five years after the issue date of December 30, 2009.
     The Subsidiary entered into a Subsidiary Guarantee (“Subsidiary Guarantee”) for our benefit to guarantee to Vision the obligations due under the Debentures. We and the Subsidiary also entered into a Security Agreement (“Security Agreement”) with Vision, under which we and the Subsidiary granted to Vision a security interest in certain of our and the Subsidiary’s property to secure the prompt payment, performance, and discharge in full all obligations under the Debentures and the Subsidiary Guarantee.
     On December 30, 2009, we also entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Vision and Vision Capital Advantage Fund, L.P. (“VCAF” and, together with Vision, the “Vision Parties”). Pursuant to the Exchange Agreement, we issued to the Vision Parties an aggregate of 9,370,698 shares of Preferred Stock. 3,055,000 shares of Preferred Stock were issued in exchange for the delivery and cancellation of 10% Secured Convertible Debentures previously issued by us to the Vision Parties in the principal amount of $2,200,000 (issued December 30, 2008) and $600,000 (issued May 28, 2009) plus accrued interest of $255,000 in conjunction with the issuance of Series A Preferred Stock, the Company issued Class F warrants to purchase 6,110,000 shares of common stock at $0.70 per share; 2,263,750 shares of Preferred Stock were issued in exchange for the delivery and cancellation of Series A, B, C, D, E and F warrants previously issued by us to the Vision Parties, the Company recorded a gain of $45,835 related to the exchange of the warrants for preferred stock; and 4,051,948 shares of Preferred Stock were issued to satisfy the Company’s obligation to issue equity to the Vision Parties pursuant to a Securities Purchase Agreement dated on March 24, 2008 and amended on May 28, 2009. Under the Exchange Agreement, Ki Nam, our Chief Executive Officer and Chairman of the Board of Directors of the Company, also agreed to convert a promissory note plus the accrued interest, previously issued to him by the Company into 976,865 shares of Preferred Stock and warrants to purchase up to 1,953,730 shares of common stock (which warrants have the same terms as the Warrants issued to Vision pursuant to the Purchase Agreement).
     The Company, Mr. Nam and Vision Parties also entered into a Stockholders Agreement, whereby Mr. Nam agreed to vote, in the election of members of the Company’s board of directors, all of his voting shares of the Company in favor of (i) two nominees of Vision Parties so long as their ownership of common stock of the Company is 22% or more or (ii) or one nominee of Vision Parties so long as their ownership of common stock of the Company is 12% or more.
     On May 28, 2009, the Company issued to Vision, 10% Debentures, with an aggregate principal value of $600,000. As noted above, these 10% Debentures were cancelled in connection with the December 30, 2009 financing with Vision. Additionally, Vision received Series E Common Stock Purchase Warrants to purchase up to an aggregate 300,000 shares of the Company’s common stock at an exercise price of $1.20 per share. Such Series E Common Stock Purchase Warrants were exchanged for shares of Preferred Stock in connection with the December 30, 2009 financing with Vision.
     On December 30, 2008, the Company sold $2.2 million in debentures and warrants through a private placement to Vision pursuant to a Securities Purchase Agreement. On December 30, 2009, pursuant to the Exchange Agreement, the Company issued to the Vision Parties, shares of Preferred Stock in exchange for the delivery and cancellation of these debentures and accrued interest.

     The reduction in exercise prices of Series B and C Warrants (which were exchanged on December 30, 2009 for Preferred Stock) was deemed to be a modification and resulted in additional recognition of approximately $79,000 as debt issuance cost at December 31, 2008. Moreover, the Company recorded a total debt discount of $1,215,638 for the effective beneficial conversion feature (“BCF”) of the debenture and debt discount related to the issuance of Series D Warrants (which were exchanged on December 30, 2009 for Preferred Stock), for the year ended December 31, 2008. The debt discount for the Series D Warrants was calculated using the Black-Scholes-Merton option pricing model. The BCF and warrants are amortized to interest expense over the one-year life of the note.
     The value of the debt discount was allocated between the debentures, the warrants, and the BCF, which amounted to $291,327, $201,222, $1,549,481 and $1,077,652, respectively, for the year ended December 31, 2009, and $607,819 and $607,819, respectively, for 2008. The discount of $3,119,682 and $1,215,638 as of December 31, 2009 and 2008, respectively, related to the warrants and the BCF, is being amortized over the term of the Debentures. The Company amortized $2,317,792 and $2,236 for the years ended December 31, 2009 and 2008. The remaining unamortized warrant and beneficial conversion feature value is recorded as a discount on the Debentures on the accompanying balance sheet.
     As of December 31, 2009 and 2008, the related party note payable balance, net of discount, due Vision was $878,102 and $986,598, respectively.
     On March 30, 2009, the Company entered into a loan agreement with Ki Nam, its chairman and CEO, whereby, Mr. Nam agreed to advance the Company up to $1,000,000, including $498,528 that had already been advanced by Mr. Nam for operating capital requirements through December 31, 2008. The line of credit was to remain open until the Company raised $10.0 million in equity. The note bore interest at 10% per annum. In the event the Company received (i) $10,000,000 or more in private placement financing or (ii) $15,000,000 or more in equity financing at any time after the date of the loan, the note was to become immediately due and payable.
     In connection with the loan agreement, the Company agreed to issue warrants to Mr. Nam for the purchase of up to 303,030 shares of the Company’s common stock, $0.001 par value per share, at $2.00 per share, subject to adjustment. The total number of warrants to be issued was dependent on the final amount of the loan. During the year ended December 31, 2009, the Company was advanced $414,963, including accrued interest, under the loan agreement. During the year ended December 31, 2009, 274,774 warrants were issued to Mr. Nam pursuant to the terms of the loan agreement The Company recorded a debt discount of $246,228 related to the estimated fair value of warrants, which was to be amortized as interest expense over the term of the loan agreement. The loan was convertible during the pendency of any current open equity financing round at $1.65 per share, subject to adjustment. Upon conversion, Mr. Nam was to receive additional warrants for the purchase of up to 606,060 shares of the Company’s common stock at $2.00 per share.
     In December 2009, the Company issued 2,000,000 shares of its Series A Convertible Preferred Stock in connection with an equity offering. As a result of the December 2009 equity offering, the Company recorded the estimated fair value of the conversion feature of $443 as a debt discount, which was to be amortized to interest expense over the remaining term of the loan agreement. The Company recorded the corresponding amount as a derivative liability and any change in fair value of the conversion feature was to be recorded through earnings at each reporting date. The change in fair value of the conversion feature was not significant for the period ended December 31, 2009.
     On December 30, 2009, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Mr. Nam. Under the Exchange Agreement, Mr. Nam agreed to convert the balance of the promissory note, including accrued interest, of $976,865 into 976,865 shares of the Company’s Series A Convertible Preferred Stock and warrants to purchase up to 1,953,730 shares of the Company’s common stock, exercisable at $0.70 per share, subject to adjustment. The ability for Mr. Nam to receive additional warrants for up to 606,060 shares of common stock was cancelled.
     In connection with the Exchange Agreement, the Company agreed to convert Mr. Nam’s outstanding debt balance of $976,865 at $0.50 per share, which was below the adjusted conversion price pursuant to the terms of the loan agreement. Pursuant to the conversion terms of the loan agreement, Mr. Nam would have received only 313,098 shares of stock. As a result, the Company issued Mr. Nam 663,767 additional shares of the Company’s Series A Convertible Preferred Stock in connection with his debt conversion.
     As a result of the Exchange Agreement, the entire debt discount amounting to $246,671 was amortized to interest expense. In addition, as the Company issued shares to Mr. Nam in excess of the number of shares pursuant to the terms of the loan agreement, the Company recorded the fair value of the 663,767 additional shares issued as a loss on debt extinguishment. The amount recorded of

$663,767 was included in other expense in the accompanying consolidated statement of operations for the year ended December 31, 2009.
Lock-Up Agreement
     In connection with the Vision financing, Ki Nam, our Chief Executive Officer and Chairman of the Board of Directors of the Company agreed not to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting trust or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, without express prior written consent of Vision, any of our common stock equivalents of the Company until August 27, 2010; provided, however, that commencing on August 27, 2010, he may sell up to 1/24ths of the shares of common stock of the Company in each calendar month through December 31, 2010.
STOCKHOLDER PROPOSALS
     Stockholder proposals intended for inclusion in next year’s proxy statement and form of proxy must be directed to the Corporate Secretary at T3 Motion, Inc., 2990 Airway Avenue, Suite A, Costa Mesa, CA 92626 and must be received by January 7, 2010 to be considered for inclusion. If a stockholder intends to submit a proposal or nomination for director for our 2010 annual meeting of stockholders that is not to be included in our proxy statement and form of proxy relating to the meeting, the stockholder must give us notice in accordance with Rule 14a-4(c)(1) no later than April 1, 2010. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.
SOLICITATION
     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.
FORM 10-K — ANNUAL REPORT
     Enclosed herewith is the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2009. Additional copies may be requested in writing. Such requests should be submitted to Corporate Secretary at T3 Motion, Inc., 2990 Airway Avenue, Suite A, Costa Mesa, CA 92626. Exhibits to the Form 10-K will also be provided upon specific request. The materials will be provided without charge.
AUDIT COMMITTEE REPORT
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board. The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. The Audit Committee has, with regards to the following oversight responsibilities with respect to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009:
•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed with the independent accountant the independent accountant’s independence; and

•	based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Respectfully submitted,
The Audit Committee of the Board of Directors
Mary Schott, Chairman of the Audit Committee
OTHER MATTERS
The Board of Directors does not know of any other matters that will be presented for consideration at the 2010 annual meeting. If any other matters are properly brought before the 2010 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.
* * * * *

EXHIBIT A
T3 MOTION, INC.
2010 STOCK OPTION/STOCK ISSUANCE PLAN
I.	GENERAL PROVISIONS
A.	PURPOSE OF THE PLAN
          This 2010 Stock Option/Stock Issuance Plan (the “Plan”) is intended to promote the interests of T3 Motion, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.
          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
B.	STRUCTURE OF THE PLAN
          1. The Plan shall be divided into two (2) separate equity programs:
          (a) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and
          (b) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).
          2. The provisions of Sections I and IV shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.
C.	ADMINISTRATION OF THE PLAN
          1. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
          2. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder. The Plan Administrator may delegate to one or more officers of the Company the authority to grant an Option under this Plan to Participants who are not Insiders of the Company. No member of the Plan Administrator shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Administrator shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.
D.	ELIGIBILITY
          1. The persons eligible to participate in the Plan are as follows:
          (a) Employees,
          (b) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and
          (c) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          2. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants under the Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.
          3. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.
E.	STOCK SUBJECT TO THE PLAN
          1. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed six million five hundred thousand (6,500,000) shares.
          2. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Section II. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.
          3. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.
II.	OPTION GRANT PROGRAM
A.	OPTION TERMS
          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
          1. Exercise Price.
               (a) The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:
               (i) The exercise price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.
               (ii) If the person to whom the option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.
               (b) The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section IV.A and the documents evidencing the option, be payable in cash, cancellation of indebtedness of the Company to the Participant, waiver of compensation for services rendered (to the extent permitted under applicable law) or check made payable to the Corporation. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:
               (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
               (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                    Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          2. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
          3. Effect of Termination of Service.
               (a) The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
               (i) Should the Optionee cease to remain in Service for any reason other than Disability or death, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.
               (ii) Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.
               (iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee’s death to exercise such option.
               (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.
               (v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.
               (b) The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
               (i) extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or
               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.
          4. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
          5. Unvested Option Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock (“Unvested Option Shares”). Should the Optionee cease Service while holding such Unvested Option Shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those Unvested Option Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or any shares of Common Stock subject to the option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date.
          6. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.
          7. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.
          8. Withholding. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
B.	INCENTIVE OPTIONS
          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section B, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section B.
          1. Eligibility. Incentive Options may only be granted to Employees.
          2. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
          3. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). If the Fair Market Value of shares on the date of grant with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of shares to become exercisable in such calendar year will be Incentive Options and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be Non-Statutory Options. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of shares permitted to be subject to Incentive Options, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
          4. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the option grant date.
          5. Modification, Extension or Renewal. The Plan Administrator may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Plan Administrator may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.
          6. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to Incentive Options will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
C.	CORPORATE TRANSACTION
          1. The Plan and each option outstanding under the Plan at the time of a Corporate Transaction shall terminate and cease to be outstanding. However, the outstanding options shall not terminate and cease to be outstanding if and to the extent such options are assumed by the successor corporation (or parent thereof) in the Corporate Transaction.
          2. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.
          4. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options or Unvested Option Shares (and the automatic termination of one or more outstanding repurchase rights, with the immediate vesting of the shares of Common Stock subject to those terminated rights) upon the occurrence of a Corporate Transaction, whether or not those options or Unvested Option Shares are to be assumed or replaced in the Corporate Transaction.
          5. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a period designated by the Plan Administrator following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any such option shall remain exercisable for the fully-vested option shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination, or for such other period of time as the Plan Administrator may designate. In addition, the Plan Administrator may provide that one or more of the outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest.
          6. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
          7. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
D.	CANCELLATION AND REGRANT OF OPTIONS
          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.
III.	STOCK ISSUANCE PROGRAM
A.	STOCK ISSUANCE TERMS
          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.
          1. Purchase Price.
               (a) The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date.

However, the purchase price per share of Common Stock issued to a 10% Shareholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.
               (b) Subject to the provisions of Section IV.A, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
                    (i) cash or check made payable to the Corporation, or
                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).
          2. Vesting Provisions.
               (a) Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date.
               (b) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
               (c) The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.
               (d) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.
               (e) The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
          3. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Stock Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.
B.	CORPORATE TRANSACTION
          1. Upon the occurrence of a Corporate Transaction all unvested shares not assumed by the successor corporation (or parent thereof) shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.
          2. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remaining outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event of a Corporate Transaction or in the event that the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a period designated by the Plan Administrator following the effective date of any Corporate Transaction in which those repurchase rights are assumed by the successor corporation (or parent thereof).
C.	SHARE ESCROW/LEGENDS
          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
IV.	MISCELLANEOUS
A.	FINANCING
          To the extent permitted by applicable law, the Plan Administrator may permit any Optionee or Participant to pay the option exercise price or the purchase price for shares issued to such person under the Plan by delivering a full-recourse, interest-bearing promissory note payable in one or more installments and secured by the purchased shares. In no event shall the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B.	EFFECTIVE DATE AND TERM OF PLAN
          1. This Plan will become effective on the date on which it is adopted by the Board (the “Effective Date”). Upon the Effective Date, the Committee may grant Options and Shares pursuant to the Plan. The Company intends to seek stockholder approval of the Plan within twelve (12) months after the date this Plan is adopted by the Board; provided, however, if the Company fails to obtain stockholder approval of the Plan during such 12-month period, pursuant to Section 422 of the Code, any Option granted as an Incentive Option at any time under the Plan will not qualify as an ISO within the meaning of the Code and will be deemed to be an Non-Statutory Option.
          2. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.
C.	AMENDMENT OF THE PLAN
          1. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.
          2. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.
D.	USE OF PROCEEDS
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
E.	WITHHOLDING
          The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

F.	REGULATORY APPROVALS
          The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.
G.	NO EMPLOYMENT OR SERVICE RIGHTS
          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
H.	FINANCIAL REPORTS
          The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

APPENDIX
     The following definitions shall be in effect under the Plan:
          Board shall mean the Corporation’s Board of Directors.
          Code shall mean the Internal Revenue Code of 1986, as amended.
          Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.
          Common Stock shall mean the Corporation’s common stock.
          Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:
          (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
          (b) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
          Corporation shall mean T3 Motion, Inc., a Delaware corporation.
          Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.
          Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
          Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.
          Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
          Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
          (a) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
          (b) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.
          The Plan Administrator shall be entitled to revise the definition of Involuntary Termination and Misconduct with respect to individual Optionees or Participants under the Plan.
          Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
          1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          Option Grant Program shall mean the option grant program in effect under the Plan.
          Optionee shall mean any person to whom an option is granted under the Plan.

          Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.
          Plan shall mean the Corporation’s 2010 Stock Option/Stock Issuance Plan, as set forth in this document.
          Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.
          Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.
          Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.
          Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.
          Stock Issuance Program shall mean the stock issuance program in effect under the Plan.
          10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

EXHIBIT B
CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
T3 MOTION, INC.
          T3 Motion, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
          1. That the Certificate of Incorporation of the Corporation be amended by inserting the following text at the end of Article Four thereof so that such text shall be and read as follows:
     “Reverse Stock Split. Each [X*] issued and outstanding share of Common Stock as of the date and time immediately preceding the filing of this Certificate of Amendment (the “Split Effective Date”), shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock, as applicable. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall [pay cash equal to such fraction multiplied by the fair market value of one share (equal to the average of the closing prices for a share of Common Stock for the last ten (10) trading days immediately prior to the Split Effective Date)] [round up to the next whole share]. Each holder of record of a certificate which immediately prior to the Split Effective Date represents outstanding shares of Common Stock (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable [plus a cash payment in place of the fractional share equal to the fair market value of the fractional share] [rounded up to the next whole share of Common Stock]. From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.”
     2. That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above-mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.
     3. That this amendment was duly authorized by the holders of a majority of the voting stock of the Corporation entitled to vote at a duly authorized meeting of the stockholders of the Corporation. Said amendment was duly adopted in accordance with the provisions of the General Corporation Law.
          IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this       day of                     , 20___.

T3 MOTION, INC.
By:
Ki Nam, Chief Executive Officer

*	X shall be a number between 2.0 to 10.0, as determined by the Board.

B-1